SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  May 9, 1997

            COLOROCS INFORMATION TECHNOLOGIES, INC.
     (Exact name of Registrant as specified in its charter)


       Georgia                  0-14392             58-1482573
(State of Incorporation) (Commission File No.)  (I.R.S. Employer
                                              Identification No.)



                5600 Oakbrook Parkway, Suite 240
                    Norcross, Georgia  30093
  (Address of principal executive offices, including zip code)


                         (770) 447-3570
      (Registrant's telephone number, including area code)










                          Page 1 of 56
                    Exhibit Index on Page 4

Item 2.   Acquisition or Disposition of Assets.

     On May 9, 1997, (the "Closing Date"), pursuant to an Asset Acquisition Agreement dated April 26, 1997 among the Company, the Company's majority owned subsidiary ViewCall America, Inc. ("VCA"), Rudolph P. Russo and NetChannel Inc. ("NetChannel") (the "Agreement"), VCA and the Company each sold certain assets which substantially comprise the business of VCA to NetChannel, a privately-held corporation located in South San Francisco, California. The assets sold to NetChannel consisted principally of technology developed or licensed by VCA related to an on-line service for forthcoming Internet-televisions and Internet set top boxes, together with related contracts and personal property.

     In exchange for the purchased assets, as well as a non-compete agreement with the Company and a sublease of space in Colorocs' and VCA's Norcross, Georgia offices, NetChannel agreed to issue 2,700,000 shares of its Series B Preferred Stock and 114,280 shares of its Series C Preferred Stock to the Company, agreed to deliver to an escrow agent certificates evidencing 555,556 and 300,000 shares of NetChannel Series C Preferred Stock for the accounts of VCA and the Company, respectively, and agreed to assume approximately $1.8 million of VCA obligations.

     Prior to the execution of the Agreement, there were no material relationships between either NetChannel and VCA, the Company or any of their affiliates, directors or officers, or any associate of any such director or officer. The foregoing description is qualified in its entirety by reference to the provisions of the Asset Acquisition Agreement and the Escrow Agreement which are filed as Exhibits 2 and 10.1 hereto, respectively, and each of which is incorporated herein by reference.


Item 7.   Financial Statements and Exhibits

     (a)  Financial statements of businesses acquired.

          Not applicable

     (b)  Pro Forma Financial Information

          The required pro forma financial information will be filed no later than July 22, 1997.

      (c) Exhibits

          2.        Asset Acquisition Agreement, dated April 26,
                    1997, between NetChannel Inc., ViewCall
                    America, Inc., Colorocs Information
                    Technologies, Inc. and Rudolph P. Russo.*

          10.1.     Indemnification and Escrow Agreement among
                    Colorocs Information Technologies, Inc.,
                    ViewCall America, Inc. and NetChannel Inc.

          * Schedules not relevant to an investor's investment decision have been omitted, but each filed agreement contains a list that briefly identifies the contents of all omitted schedules. The Company agrees to furnish supplementally to the Commission a copy of any omitted schedule upon request

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                         Colorocs Information Technologies, Inc.


Date:  May 24, 1997      By: /s/ Rudolph P. Russo
                         Rudolph P. Russo
                         Chairman and Chief
                         Executive Officer


                         EXHIBIT INDEX

Exhibit             Description                               Page No.

    2          Asset Acquisition Agreement, dated                5
               April 26, 1997, between NetChannel Inc.,
               ViewCall America, Inc., Colorocs Information
               Technologies, Inc. and Rudolph P. Russo.*

 10.1          Indemnification and Escrow Agreement             48
               among Colorocs Information Technologies,
               Inc. and NetChannel Inc.

    * Schedules not relevant to an investor's invest-ment decision have been omitted, but each filed agreement contains a list that briefly identifies the contents of all omitted schedules. The Company agrees to furnish supplementally to the Commission a copy of any omitted schedule upon request.


                            Schedule 2.1
                  To Securities Purchase Agreement
                                               Amount       Shares
1.   DLJ Fund Investment Partners II, L.P.   $1,875,000     71,986

2.   William S. Oglesby (GA)                     50,000      1,920

3.   Robert M. Berry (MA)                        25,000        960

4.   Philip B. Pool, Jr. (NY)                    50,000      1,920

5.   Raymond J. Cosman (NY)                      50,000      1,920

6.   Robert R. Rivett (CA)                       50,000      1,920

7.   John C. Robertshaw (NY)                     50,000      1,920

8.   Herald L. Ritch (CN)                       300,000     11,518

9.   Leo Price Blackford (NY)                    50,000      1,920
                                              ---------     ------
                  Total:                     $2,500,000     95,984


        WIRE INSTRUCTIONS:
          Bank:          NationsBank
          ABA No:        111000012
          Account of:    Mebane Packaging
          Account No.:   3750822179